CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the registration statement of Great American Reserve Variable Annuity Account G on Form N-4 (File Nos. 333-00373 and 811-07501), of our report dated March 20, 1996 on our audits of the financial statements of Great American Reserve Insurance Company as of December 31, 1995 and 1994, and for the four months ended December 31, 1995, the eight months ended August 31, 1995 and the years ended December 31, 1994 and 1993. We also consent to the reference to our firm under the caption "Experts".


                                                /S/ COOPERS & LYBRAND L.L.P.
                                                ----------------------------
                                                COOPERS & LYBRAND L.L.P.


Indianapolis, Indiana
January 27, 1997